UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

Western Liberty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8363 W. Sunset Road, Suite 350 Las Vegas, Nevada		89113
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 966-7400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

Western Liberty Bancorp held its Annual Meeting of Stockholders on June 20, 2012, in Las Vegas, Nevada. Two proposals were voted upon at the meeting: (1) election of six individuals to serve as directors for a term expiring at the 2013 Annual Meeting, and (2) ratification of the selection of Crowe Horwath LLP as the independent auditor for the fiscal year ending December 31, 2012.

First Proposal. Election of Directors. The following individuals were elected as directors for a term expiring at the 2013 Annual Meeting by the following vote:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jason N. Ader	7,589,510	694,560	2,321,740
Curtis W. Anderson	7,592,510	691,560	2,321,740
Richard A.C. Coles	7,592,510	691,560	2,231,740
Michael B. Frankel	5,684,868	2,599,202	2,321,740
William E. Martin	7,570,612	713,458	2,321,740
Terrence L. Wright	7,592,510	691,560	2,321,740

Second Proposal. Ratification of the selection of Crowe Horwath LLP as independent auditor. The appointment of Crowe Horwath LLP as independent auditor for the fiscal year ending December 31, 2012 was ratified by the stockholders by the following vote:

For	Against	Abstentions	Broker Non-Votes
10,443,398	0	162,412	0

ITEM 8.01	Other Events

Immediately after the Annual Meeting the Board of Directors convened an organizational meeting. At the organizational meeting the Board appointed the following directors to serve as members of Western Liberty Bancorp board committees:

Audit Committee – Curtis W. Anderson, Chairman; Richard A.C. Coles and Terrence L. Wright.

Compensation Committee – Richard A.C. Coles, Chairman and Curtis W. Anderson.

Governance and Nominating Committee – Michael B. Frankel, Chairman; Terrence L. Wright and Richard A.C. Coles.

Michael B. Frankel was selected to serve as Chairman of Western Liberty Bancorp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP

Date: June 22, 2012	By:	/s/ Patricia A. Ochal
		Name:	Patricia A. Ochal
		Title:	Interim Chief Financial Officer